Exhibit 10.21

AMENDING AGREEMENT

THIS AGREEMENT is made on the 2nd day of September, 2025 (the “Effective Date”)

BETWEEN:

HERCULES CAPITAL MANAGEMENT CORP., a corporation incorporated under the laws of British Virgin Islands (the “Seller”)

– and –

MARINE THINKING INC., a corporation incorporated under the federal laws of Canada (the “Buyer”, together with the Purchaser, the “Parties”)

WHEREAS the Seller and the Buyer entered into an option purchase agreement dated as of July 6, 2025 (the “Option Purchase Agreement”) in connection with the grant by the Seller to the Buyer the option to purchase 583,333 Insider Shares (as such term is defined in the letter agreement dated July 2, 2024 between Eureka Acquisition Corp. (“SPAC”), the Seller and other parties) in the capital of SPAC registered in the name of the Seller pursuant to the terms of the Option Purchase Agreement;

AND WHEREAS the Parties wish to amend certain terms of the Option Purchase Agreement as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the respective covenants and agreements of the Parties hereinafter set forth, the Parties hereby covenant and agree as follows:

1. Upon signing of this Agreement, the Parties hereby agree that the amendments set forth herein shall be deemed to have taken effect as of the Effective Date.

2. The Parties hereby agree to remove Section 1.2 Purchase Price of the Option Purchase Agreement in its entirety and replace with the following:

“1.2 Purchase Price: The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Option for a total consideration of 1,750,000.00 United States dollars (the “Purchase Price”). The Buyer shall pay the Purchase Price to the Seller as follows:

(a) $200,000 payable within three (3) business days of the execution of this Agreement;

(b) $700,000 payable one (1) month after the execution of this Agreement;

(c) $850,000 payable on November 7, 2025.

The Purchase Price portion is to be paid by wire transfer of immediately available funds in United States dollars to the bank account designated by the Seller. For the avoidance of doubt, if the Buyer does not purchase all tranches, the Buyer will retain the rights to the Options over Option Securities already paid for and no portion of the Purchase Price already paid shall be refundable.”

3. All capitalized terms hereof, unless otherwise defined, shall have the meanings ascribed thereto in the Option Purchase Agreement.

4. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law principles.

5. The Option Purchase Agreement, as amended by this Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter hereof.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Buyer may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Affiliates. For the purposes of this Section, “Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with that other person. This Agreement will enure to the benefit of and be binding upon the parties and their permitted assigns.

7. This Agreement may be executed in any number of counterparts (by original or electronic signature), each of which when so executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

THIS AGREEMENT has been executed by the Parties as of the Effective Date.

SELLER:

Hercules Capital Management Corp

/s/ Fen ZHANG
Name: Fen ZHANG
Title: Director

BUYER:

Marine Thinking Inc.

/s/ Lishao Wang
Name: Lishao Wang
Title: Director